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As filed with the Securities and Exchange Commission on July 1, 2003

Registration No. 333-102512

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
Form S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

PETCO Animal Supplies, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	5999 (Primary Standard Industrial Classification Code Number)	33-0479906 (I.R.S. Employer Identification Number)

9125 Rehco Road
San Diego, California 92121
(858) 453-7845
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Brian K. Devine
Chief Executive Officer and President
PETCO Animal Supplies, Inc.
9125 Rehco Road
San Diego, California 92121
(858) 453-7845
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Thomas A. Edwards, Esq.
Andrew S. Greenhalgh, Esq.
Latham & Watkins LLP
701 "B" Street, Suite 2100
San Diego, California 92101
(619) 236-1234

        Approximate date of commencement of proposed sale to the public: Not applicable.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF SECURITIES

        PETCO Animal Supplies, Inc. ("PETCO") filed a registration statement on Form S-1 (No. 333-102512) on January 14, 2003, as amended by Amendment No. 1 to Form S-1 on Form S-3 filed on March 20, 2003, and a registration statement on Form S-3 (No. 333-105351) on May 16, 2003 under Rule 462(b) (collectively, the "Registration Statement"), to register $55,000,000 in aggregate initial offering price of PETCO's common stock to be sold by PETCO and 12,230,000 shares of common stock to be sold by the selling stockholders named in the Registration Statement. The selling stockholders have offered and sold 12,230,000 shares of common stock under the Registration Statement, and PETCO does not intend to offer any shares of common stock under the Registration Statement. Accordingly, PETCO is filing this Post-Effective Amendment No. 1 to deregister the remaining unsold $55,000,000 in aggregate initial offering price of common stock covered by the Registration Statement.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 30th day of June, 2003.

PETCO ANIMAL SUPPLIES, INC.
By:	/s/ BRIAN K. DEVINE Brian K. Devine President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ BRIAN K. DEVINE Brian K. Devine	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	June 30, 2003
/s/ JAMES M. MYERS* James M. Myers	Executive Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	June 30, 2003
/s/ JOHN M. BAUMER* John M. Baumer	Director	June 30, 2003
/s/ JONATHAN COSLET* Jonathan Coslet	Director	June 30, 2003
/s/ JOHN G. DANHAKL* John G. Danhakl	Director	June 30, 2003
/s/ JULIAN C. DAY* Julian C. Day	Director	June 30, 2003
/s/ CHARLES W. DUDDLES* Charles W. Duddles	Director	June 30, 2003
/s/ ARTHUR B. LAFFER* Arthur B. Laffer	Director	June 30, 2003
/s/ WILLIAM S. PRICE III* William S. Price III	Director	June 30, 2003
*By:	/s/ BRIAN K. DEVINE Brian K. Devine Attorney-in-fact

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DEREGISTRATION OF SECURITIES
SIGNATURES